UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 21, 2012

Tredegar Corporation

(Exact name of Registrant as specified in charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1100 Boulders Parkway, Richmond, Virginia	23225
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(804) 330-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 21, 2012, Tredegar Corporation (the “Company”) issued a press release announcing the completion of the disposition of all of the equity interests in Falling Springs, LLC, the Company’s mitigation banking business, to Arc Ventures, LC, a company affiliated with John D. Gottwald, a member of the Company’s Board of Directors.  A copy of the press release announcing the disposition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 21, 2012, the Company issued a press release announcing that its Board of Directors declared a special cash dividend of $0.75 per share of the Company’s common stock.  The dividend is payable on December 14, 2012, to holders of record of the Company’s common stock as of the close of business on December 7, 2012.  A copy of the press release announcing the dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Press release issued on November 21, 2012 regarding disposition of Falling Springs, LLC.

99.2	Press release issued on November 21, 2012 regarding special cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 21, 2012

TREDEGAR CORPORATION

By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on November 21, 2012 regarding disposition of Falling Springs, LLC.

99.2	Press release issued on November 21, 2012 regarding special cash dividend.